NOTICE TO BRET S. PRICE This is a very important legal document, and you should consult with an attomey before signing it. By signing this agreement you are agreeing to release your employer (and certain other individualVentities named below) from liability to you. You have a minimum of twenty-one (21) days from the date of the original distribution of original version ofthis document to consider whether to sign it. tf you decide to sign it, you will then have an additional seven (7) days following the date of your signature to revoke this agreemen! and this agreement shall not become effective or enforceable until this seven (7) day revocation period expires. SEVERANCE AGREEMENT AI\ID RELEASE OF CLAIMS This Severance Agreement and Release of Claims (the "Agreement") is by and benveen MVB Financial Corp. ("Company") and Bret S. Price ("Employee"). For good and valuable consideration the recelpt and sufficiency of which are hereby acknowledged, the Company and the Employee hereby agree as follows: l. Effective close of business on September 16, 2016, (the *Effective Date"), Emplciyee agrees that Employee's employment with the Company is hereby terminated, and Employee further resigns from any and all positions held by the Employee with the Company, is parent and any affiliated entities or subsidiaries, effective as of the Effective Date. 2. Subject to Employee's compliance with the terms and conditions set forth in this Agreernent and per the terms and conditions of 2016 employment letter agreements between the Company and the Employee, Company agr€es to pay the Employee the remainder of the Employee's annual salary from the Effective Date through December 31,2016, which totals sixty-seven thousand seven hundred eighty-eight dollars and forty-five cents($67,788.45). The Severance Pay will be issued according to the prescribed payroll schedule of the Company on regular payroll date perrnitted by law and this Agreement following the Effective Date. After the Effective Date, the Company will not continue or permit participation by the Employee in medical or other benefit plans ("Benefit Plans") for the Employee, unless the Employee is or shall be a participant in such Benefit Plans through a spouse's applicable coverage. Any vacation hours accrued by the Employee through the Effective Date will also be issued on the final pay. 3. In return for the Severance Pay, Employee releases, remises, discharges, and acquits, the Company, its agcnts, employees, assigns, successors, insurers, or any related entity, from each, every, and all claims, both in law and in equrty, and all experxres, debts, covenants, liabilities, or responsibilities in any way relating to or arising from said claimso which Employee had or now has against the Company, whether knornm or unknown, and whether foreseen or unforeseer; arising from, or in any way connected directly or indirectly with, or otherwise related to, Employee's employment with Company or any occurrenoes on or priorto the date Employee signed this Agr€ement. Employee specifically releases any right to recover money damages or any other relief in any action Employee might commence against the Company under United States law, and,/or West Virginia law. 4. Employee agrees to treat the tenns of this Agreement as confidential, and agrees not to disclose the Agreemen! discuss the Agreement with, or make the Agreement available to any person, except to a legal, financial or tar( advisor, the Intemal Revenue Service or as may be necelsary in connection with a suit or other proceeding arising out of an alleged breach of the Agreement and except as may be otherwise required by law. Employee furttrer agnees not to disparage the Company. The Employee agrees that a breach of this paragraph shall constitute a material breach of the Agreement. 5. The Company reserves aU rights relating to the enforcement of this Agreement, including an action for damages or injunctive relief. 6. Employee agrees that, by tendering the Severance Pay that, the Company is in no way admitting, and specifically denies, that it engaged in or has engaged in any violation of state or federal law, brcached any commitnent or committed any tortious act or omission. This Agreement shall not be offered or received in evidence in this or any other action or proceeding as an admission or conclusion of liability or wrongdoing of any nature by the Company. 7. Employee acknowledges that he is acting of his own free will, that he has been advised by Company to consult an attorney of his choice, that he has been provided the toll free telephone number of the West Virginia State Bar (866-989-8227\, that he has had a suffrcient opportunity to read the terms of this Agreement and consult legal counsel, if desire4 and that he fully wrderstands all of the provisions of this Agreement. tn addition, Employee acknowledges that neither Company nor any of its partners, employees, agents, represelrtatives or attomeys have made any representations concerning the terms of this Agreement other than those contained herein. 8. lmployee hereby acknowledges that he has had a period of over twenty-one (21) days tofully consider and negotiate the terms of this Agreement. Employee is Aree to sign this Agrcement or not sign it If Employee chooses not to sign, he will receive only those benefits he is otherrryise entitled to receive under any Company benefit plans or programs in the absence of this Agreement. 9. Employee has the further right to revoke this Agreement for a period of seven (7) days following the date of his signrng it, and the Agreement shall not become effedve or enforceable, until that revocation right has expired without having been exercised. Any revocation must be hand delivered to Susan Carlock, Vice President, Human Resources, MVB Financial Corp. within the seven (7) da1 period. 10. This document reprcsents the complete terrns of the Agreement, and that there are no other understandings or other agreements, written or oral, between Employee and the Company regarding this Agreernent. In the event that any of the terms of this Agreement are formd to be unenforceable by a court of competent jurisdiction, the remaindeiof this Agreementshall not be affected thereby and shall remain in full force and effect. ll.This Agreement shall be binding upon Employee, Employee's heirs, executors,administrators,-legatees, or any other successor inlntirest. Any successor in interest to theCompany shall receive the benefit of this Agreement. This Agreement may not beamended, in whole or in par! without the unitten consent of tf,e Employee and theCompany. EMPLOYEE ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS AGREEMENT, THAT HE HAD THEOPPORTUNITY TO BE REPRESENTED BY COUNSEL WITI{RESPECT TO T}M NEGOTIATIONS DRAFTING ANDEXECUTION OF THIS AGREEMENT TO THE EXTENT THAT HE DETERMINED TO BE NECESSARY OR APROPRIATE, THAT SHE FULLY UNDERSTANDS THE TERMS OF THIdAGREEMENT, AND TTIAT HE SIGNS THIS AGREEMENT FREELY, KNOWINGLY, AND VOLI]NTARILY. IN wITNEss wHEREof, th" Company has c-aused this Agreement to be executed in its legalnage bl such representa]ive thereunto duly authorized, and Employee has hereunto set his handand seal, as of the Effective Date. MVB F'INAI\ICIAL CORP. EMPLOYEE: Bret S. PriceVice President, Human Resource Director